UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 2.01         Completion or Acquisition or Disposition of Assets

On October 14, 2022, pursuant to the previously announced share purchase and sale agreement (the “Share Purchase and Sale Agreement”), dated October 11, 2022, between Uranium Energy Corp. (the “Company”) and Rio Tinto Fer Et Titane Inc. (the “Vendor”), a Quebec corporation and wholly owned subsidiary of Rio Tinto plc, the Company acquired from the Vendor all of the issued and outstanding shares of Roughrider Mineral Holdings Inc., a Saskatchewan corporation and wholly owned subsidiary of the Vendor, which in turn, owns all of the issued and outstanding shares of Roughrider Mineral Assets Inc., also a Saskatchewan corporation, that holds certain mineral leases totaling approximately 598 hectares in northern Saskatchewan that is commonly referred to as the “Roughrider Project” located in the Athabasca Basin in Saskatchewan, Canada (the “Acquisition”).

Pursuant to the closing of the Acquisition, on October 14, 2022, the Company paid the Vendor $80 million in cash and issued to the Vendor 17,805,815 shares of common stock of the Company valued at $70 million based on the five-day VWAP of $3.9313 per share as of October 7, 2022.

Pursuant to the Share Purchase and Sale Agreement, the Company agreed to file a Form S-3 registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) within five business days of closing to register all of the shares issued to the Vendor for resale under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and to have the Registration Statement declared effective by the SEC as soon as possible thereafter.

The foregoing description of the Share Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by the Share Purchase and Sale Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2022.

No financial statements are required for the Acquisition because none of the significance tests under Item 3-05 of Regulation S-X exceed 20%. However, since the Company will be filing a Registration Statement with the SEC to register the shares issued to the Vendor for resale, the Company is required to file updated unaudited pro forma combined statement of operations and comprehensive loss of the Company and Uranium One Americas, Inc. (“U1A”) for the year ended July 31, 2022, which is attached hereto as Exhibit 99.1 as the prior unaudited pro forma condensed combined financial statements of the Company and U1A in the Company’s Current Report on Form 8-K/A filed with the SEC on March 4, 2022 did not include 9 months or more of combined information.

Item 3.02         Unregistered Sales of Equity Securities

Pursuant to the Share Purchase and Sale Agreement described in Item 2.01 of this Current Report on Form 8-K, the Company issued 17,805,815 shares of common stock. The Company relied upon the exemption from the registration requirements under the U.S. Securities Act provided by Rule 903 of Regulation S as the shares were issued to a non-U.S. person through an offshore transaction which was negotiated and consummated outside of the United States.

Item 9.01         Financial Statements and Exhibits

(b)                     Pro forma financial information

The unaudited pro forma combined statement of operations and comprehensive loss of the Company and U1A for the year ended July 31, 2022.

(d)                     Exhibits

Exhibit	Description

99.1	Unaudited pro forma combined statement of operations and comprehensive loss of the Company and U1A for the year ended July 31, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 20, 2022.	URANIUM ENERGY CORP. By: /s/ Pat Obara Pat Obara, Secretary and Chief Financial Officer
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